Registration No.  _________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  MODINE MANUFACTURING COMPANY
                  ----------------------------
       (Exact name of issuer as specified in its charter)

          Wisconsin                                   39-0482000
----------------------------------                -------------------
(State of other jurisdiction of                   (IRS Employer
incorporation or organization)                    Identification No.)

         1500 DeKoven Avenue, Racine, Wisconsin       53403
       ---------------------------------------------------------
       (Address of Principal Executive Offices)     (Zip Code)

       Modine Manufacturing Company Contributory Salaried Employee
       -----------------------------------------------------------
                   Stock Ownership and Investment Plan
                   -----------------------------------
                        (Full title of the plan)

W. E. Pavlick, Secretary, 1500 DeKoven Avenue, Racine, Wisconsin 53403
----------------------------------------------------------------------
             (Name and address of agent for service)

                              (414) 636-1200
       ------------------------------------------------------------
       (Telephone number, including area code, of agent for service)


                 Calculation of Registration Fee
------------------------------------------------------------------------
                                   Proposed     Proposed
 Title of                          Maximum      Maximum
Securities           Amount        Offering    Aggregate     Amount of
  to be              to be        Price Per     Offering    Registration
Registered         Registered       Share        Price          Fee
----------------   ----------     ---------   -----------   ------------

Common Stock
$0.625 par value     500,000       $35.0625*  $17,531,250*   $5,171.72

*    The Proposed Maximum Offering Price Per Share and Proposed
     Maximum Aggregate Offering Price, for purposes of calculating the registration fee, are based upon $35.0625 per share, the closing price on May 12, 1998.

           An Exhibits Index appears at Page 6 herein.

     This registration statement pertains to additional shares of Common Stock, $0.625 par value, of Modine Manufacturing Company (the "Company") to be registered for issuance pursuant to the Modine Manufacturing Company Contributory Salaried Employee Stock Ownership and Investment Plan (the "Plan"). In accordance with Form S-8, General Instruction E, the contents of the Company's Form S-8 Registration Statements filed October 5, 1983, and bearing Registration No. 2-86984; and filed July 22, 1993, and bearing Registration No. 33-66436, respectively, are hereby incorporated by reference as if fully set forth herein.


                             PART II

Item 8.        Exhibits.
------         --------

  4(a)         Rights Agreement dated as of
               October 16, 1986 between
               the Registrant and First
               Chicago Trust Company of New
               York (Rights Agent) (filed by
               reference to the Registrant's
               Annual Report on Form 10-K
               for the fiscal year ended
               March 31, 1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the exhibit contained within the
               Registrant's Current Report on
               Form 8-K dated January 13, 1995.)

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Current Report on
               Form 8-K dated January 13, 1995.)

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the exhibit contained within the
               Registrant's Current Report on
               Form 8-A dated December 18, 1996.)

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997 between
               the Registrant and Norwest Bank
               Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit

Item 8.        Exhibits.
------         --------

               contained within the Registrant's
               Quartlery Report on Form 10-Q dated
               December 26, 1997)

               Note:  The amount of long-term debt
               ----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not
               exceed ten percent of the total
               assets of the Registrant and its
               subsidiaries on a consolidated basis.
               Therefore, no such instruments are
               required to be filed as exhibits to
               this Form 10-K.  The Registrant
               agrees to furnish copies of such
               instruments to the Commission upon
               request.

  5            Opinion regarding legality.

 15            Not Applicable.

 23            Consent of Independent Auditors.

 24            Not Applicable.

 27            Not Applicable.

 28            Not Applicable.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on the 14th day of May, 1998.


                              MODINE MANUFACTURING COMPANY


                              By: D. R. JOHNSON
                                 ------------------------------
                                   D. R. Johnson, President and
                                   Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


D . R. JOHNSON                                    May 14, 1998
-----------------------------------               ------------
D. R. Johnson, President and Chief                     Date
    Executive Officer and Director


A. D. REID                                        May 14, 1998
-----------------------------------               ------------
A. D. Reid, Vice President, Finance                    Date
and Chief Financial Officer


W. E. PAVLICK                                     May 14, 1998
-----------------------------------               ------------
W. E. Pavlick, Senior Vice President,                  Date
General Counsel and Secretary


R. T. SAVAGE                                      May 14, 1998
-----------------------------------               ------------
R. T. Savage, Chairman                                 Date
    and Director


R. J. DOYLE                                       May 14, 1998
-----------------------------------               ------------
R. J. Doyle, Director                                  Date



T. J. GUENDEL                                     May 14, 1998
-----------------------------------               ------------
T. J. Guendel, Director                                Date

F. W. JONES                                       May 14, 1998
-----------------------------------               ------------
F. W. Jones, Director                                  Date


D. J. KUESTER                                     May 14, 1998
-----------------------------------               ------------
D. J. Kuester, Director                                Date


V. L. MARTIN                                      May 14, 1998
-----------------------------------               ------------
V. L. Martin, Director                                 Date


S. W. TISDALE                                     May 14, 1998
-----------------------------------               ------------
S. W. Tisdale, Director                                Date


M. T. YONKER                                      May 14, 1998
-----------------------------------               ------------
M. T. Yonker, Director                                 Date

                         EXHIBITS INDEX

                                                                Sequential
Description.                                                    Page No.
-----------                                                     ----------

  4(a)         Rights Agreement dated as
               of October 16, 1986 between the
               Registrant and First Chicago
               Trust Company of New York
               (Rights Agent) (filed by
               reference to the Registrant's
               Annual Report on Form 10-K for
               the fiscal year ended March 31,
               1997).

  4(b)(i)      Rights Agreement Amendment No. 1
               dated as of January 18, 1995
               between the Registrant and First
               Chicago Trust Company of New York
               (Rights Agent) (filed by reference
               to the exhibit contained within the
               Registrant's Current Report on
               Form 8-K dated January 13, 1995.)

  4(b)(ii)     Rights Agreement Amendment No. 2
               dated as of January 18, 1995 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Current Report on
               Form 8-K dated January 13, 1995.)

  4(b)(iii)    Rights Agreement Amendment No. 3
               dated as of October 15, 1996 between
               the Registrant and First Chicago
               Trust Company of New York (Rights
               Agent) (filed by reference to the
               exhibit contained within the
               Registrant's Current Report on
               Form 8-A dated December 18, 1996.)

  4(b)(iv)     Rights Agreement Amendment No. 4
               dated as of November 10, 1997
               between the Registrant and Norwest
               Bank Minnesota, N.A., (Rights Agent)
               (filed by reference to the exhibit
               contained within the Registrant's
               Quartlery Report on Form 10-Q dated
               December 26, 1997)

               Note:  The amount of long-term debt
               ----
               authorized under any instrument
               defining the rights of holders of
               long-term debt of the Registrant,
               other than as noted above, does not

                                                                Sequential
Description.                                                    Page No.
-----------                                                     ----------


               exceed ten percent of the total assets
               of the Registrant and its subsidiaries
               on a consolidated basis.  Therefore, no
               such instruments are required to be
               filed as exhibits to this Form 10-K.
               The Registrant agrees to furnish copies
               of such instruments to the Commission
               upon request.

* 5            Opinion regarding legality.                           8

 15            Not Applicable

*23            Consent of Independent Auditors.                     10

 24            Not Applicable.

 27            Not Applicable.

 28            Not Applicable.


*Filed herewith.